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Exhibit 10.38

PARK PLACE ENTERTAINMENT CORPORATION

Supplemental Retention Plan

ARTICLE 1

PURPOSE

        In recognition of the valuable services provided to the Park Place Entertainment Corporation (the "Company") by its Executive Vice Presidents and other senior executives of the Company and its subsidiaries designated as set forth below, the Board of Directors of the Company wishes to adopt the Park Place Entertainment Corporation Supplemental Retention Plan (the "Plan"), effective November 1, 2001, to provide certain additional benefits to those individuals. This Plan is intended to be a non-qualified retirement plan which is unfunded and maintained primarily for the purpose of providing deferred compensation for a "select group of management or highly compensated employees," within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and, as such, to be exempt from the provisions of Parts II, III and IV of Title I of ERISA.

ARTICLE 2

DEFINITIONS

        Account.    "Account" means, with respect to a Participant, the Account established on the books of the Employer pursuant to Article 4.

        Administrator.    "Administrator" means the committee that has been appointed to administer the Plan.

        Affiliate.    "Affiliate" means any firm, partnership, or corporation that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

        Base Salary.    "Base Salary" means the rate of base salary paid to each Participant on the date an allocation of Rights is credited to a Participant under Article 4, as determined by the Employer.

        Beneficiary.    "Beneficiary" means the beneficiary(ies) (or contingent beneficiary(ies) in the event that the primary beneficiary does not survive the Participant) designated by the Participant, who will receive any portion of the Supplemental Benefit payable upon the death of the Participant.

        Board.    "Board" means the Board of Directors of the Company.

        CEO.    "CEO" mean the Chief Executive Officer of the Company.

        Change of Control.    "Change of Control" means the first to occur of any of the following events:

          (a)  An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities") (a "Control Purchase"); excluding, however, the following: (1) Any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) Any acquisition by the Company, (3) Any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (4) Any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (c) of this definition, or (5) Any acquisition by Barron Hilton, the Charitable

  Remainder Unitrust created by Barron Hilton to receive shares from the Estate of Conrad N. Hilton, or the Conrad N. Hilton Fund; or

          (b)  A change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition, that any individual who becomes a member of the Board subsequent to the effective date of the Plan, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

          (c)  The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Corporate Transaction"); excluding however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding Company Stock and outstanding Company voting securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the outstanding Company Stock and outstanding Company voting securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

          (d)  The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

        Code.    "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        Company Stock.    "Company Stock" means the shares of common stock of the Company that may be issued or transferred under the Plan.

        Disabled or Disability.    "Disabled or Disability" means that the Participant is disabled due to sickness or injury that qualifies the Participant for disability under the Employer's long-term disability plan. A Participant shall be considered totally disabled on the date he qualified for such long-term disability payments.

        Effective Date.    "Effective Date" means November 1, 2001.

        Employee.    "Employee" means any executive of the Employer.

        Employer.    "Employer" means the Company and any Affiliate which is authorized by the Board to adopt the Plan and to cover its eligible Employees and whose designation as such has become effective upon acceptance of such status by the board of directors of the Affiliate. An Affiliate may revoke its acceptance of such designation at any time, but until such acceptance has been revoked, all the provisions of the Plan and amendments thereto shall apply to the eligible Employees of the Affiliate. In the event such designation is revoked by the board of directors of any Affiliate, the Plan shall be deemed terminated only with respect to such Affiliate.

        Fair Market Value.    "Fair Market Value" means the amount determined as follows: (x) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq National Market, the mean between the highest and lowest reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (y) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Board determines. If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or "bid" or "asked" quotations as set forth above, the Fair Market Value per share shall be as determined by the Board.

        Participant.    "Participant" means any Employee who is selected by the CEO of the Company to participate in the Plan pursuant to Section 3 and who is a member of a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. In the event of the death or incompetency of a Participant, the term shall mean the Participant's personal representative or guardian.

        Plan.    "Plan" means the Park Place Entertainment Corporation Supplemental Retention Plan as set forth herein and as it may be amended from time to time.

        Plan Year.    "Plan Year" means each calendar year during which the Plan is in effect.

        Retirement.    "Retirement" means (i) the termination of the Participant's employment with the Employer (for reasons other than death) on or after age 65, or on or after the combination of the Participant's age and Years of Service equals at least 55, or (ii) in the case of a Participant who ceases to be employed by, or provide services to the Employer, for any reason prior to Retirement, the date the former Participant would have reached Retirement had he or she not terminated employment with the Employer but only taking into account the number of Years of Service the Participant had at the time of cessation of employment.

        Right.    "Right" means a right equivalent to one share of Company Stock. The Company may issue to a Participant a certificate evidencing his or her Rights awarded under the Plan.

        Rights Agreement.    "Rights Agreement" means an agreement provided to each Participant that provides the number of Rights awarded and the terms and conditions related to the Rights awarded and constitutes the Participant's acknowledgement that the award is subject to the terms of the Plan and the Participant's acceptance of the Administrator's authority and discretion.

        Right Value.    "Right Value" means, at any time, the value of each Right issued under the Plan, which value shall be equal to the Fair Market Value of a share of Company Stock.

        Supplemental Benefit.    "Supplemental Benefit" means a supplemental retirement benefit equal to the balance of the Participant's Account as determined under Article 4 as of any date of reference.

        Years of Service.    "Years of Service" means the number of years that the Participant has been employed with the Employer commencing on or after December 31, 1998.

ARTICLE 3

ELIGIBILITY

        Each Employee shall be a Participant in the Plan if, and as of the date, such Employee is so designated by the CEO.

ARTICLE 4

SUPPLEMENTAL BENEFIT

        4.1    The Supplemental Benefit of a Participant shall be an amount equal to the value of the Participant's Account on the date of reference, determined as provided herein.

        4.2    The Employer shall create and maintain an unfunded Account on its books to reflect the number of Rights credited to each Participant hereunder in any Plan Year and the Rights Value of such Rights. The number of Rights credited to a Participant's Account in any Plan Year shall be determined by the CEO, taking into account such factors as Base Salary, a multiplier (based on job title) and such other factors are the CEO determines to be relevant. A Participant's initial credit and any subsequent credits shall be shown on Schedule A (as revised from time to time) opposite the Participant's name. No Account shall be credited with a fractional Right. Each grant of Rights to a Participant shall be evidenced by a Rights Agreement.

        4.3    Notwithstanding the creation of an Account for each Participant, no Participant or any other person shall, under any circumstance, acquire any property interest in any specific assets of the Employer. In the event a dividend is declared with respect to shares of the Company's Stock, the amount of the dividend that would have been distributed as to those Rights had each such Right been a share of Company Stock, shall be converted into additional Rights based upon the Fair Market Value of the Company Stock on the date of the dividend is paid and credited to the Participant's Account.

        4.4    The value of a Participant's Account as of any date shall be determined as if those Rights were shares of Company Stock. The Administrator shall provide to each Participant, not less frequently than quarterly, a statement in such form as the Administrator deems desirable setting forth the balance standing to the credit of each Participant in his or her Account.

ARTICLE 5

VESTING

        5.1    A Participant's entitlement to the Rights credited to the Participant's Account shall vest at a rate of twenty percent (20%) of the Rights on each of the first two anniversaries of the date as of which the Rights are initially credited to the Participant's Account, and thirty percent (30%) on each of the two succeeding anniversaries of such date, in each case if the Participant is employed by, or providing service to, the Employer on such anniversary. The vesting of the Rights is cumulative and each grant of Rights shall be fully vested on the fourth anniversary of the date as of which such Rights were initially credited to the Participant's Account, if the Participant continues to be employed by, or provide services to, the Employer through such date. If the vesting percentage produces fractional Rights, the number of Rights that vest shall be rounded down to the nearest whole Rights.

        5.2    Unless determined otherwise by the CEO or specified otherwise in the Rights Agreement, if a Participant ceases to be employed by, or provide services to the Employer, for any reason except death or Disability, any Rights which have not otherwise vested shall terminate as of the date on which the Participant ceases to be employed by, or provide services to the Employer, determined without regard to any severance or salary continuation plan or program.

        5.3    If a Participant dies or becomes Disabled while still an Employee any Rights that have not otherwise vested shall vest as of the date of the Participant's death or Disability.

        5.4    Upon a Change of Control any Rights that have not otherwise vested as of the date of the Change of Control shall be fully vested as of such date, if the Participant continues to be employed by, or provide services to, the Employer through such date.

ARTICLE 6

DISTRIBUTION OF SUPPLEMENTAL BENEFIT

        6.1    A Participant's Supplemental Benefit shall be distributed in that number of shares of Company Stock that equals the number of Rights credited to the Participant's Account and being distributed. A Participant does not have the right to receive a cash payment under the Plan.

        6.2    The Employer shall distribute the Supplemental Benefit to a Participant (or the Participant's Beneficiary) in a single distribution as soon as reasonably practicable on the first day of the thirteenth month following the Participant's Retirement. Alternatively, prior to Retirement, the Participant may make a written election in the manner determined by the Administrator, to delay distribution to the month of January in any of the next four Plan Years and/or to have the distribution commence in the Plan Year it would otherwise have been made or in January of any of the next four Plan Years in an equal number of shares of Company Stock over a designated period (not to exceed ten years).

        6.3    If a Participant dies after beginning to receive a Supplemental Benefit in installments, any further payments shall cease and the balance of the distribution shall be made to the Participant's Beneficiary in a single distribution as soon as reasonably practicable following the Participant's death in accordance with procedures established by the Administrator.

        6.4    If a Participant dies prior to beginning to receive a Supplemental Benefit, the Participant's Beneficiary shall be entitled to receive the Supplemental Benefit in a single distribution, as soon as administratively feasible in accordance with procedures established by the Administrator.

        6.5    In the event a Participant attains eligibility for Retirement while employed by the Employer, such Participant may make a written election, in the manner and at the time determined by the Administrator, to receive an in-service distribution of a number of shares of Company Stock equal to up to 50% of the Participant's vested Supplemental Benefit, determined at the time of the election. Unless otherwise permitted by the Administrator, a Participant may only elect one in-service distribution during the Participant's employment with the Employer. An in-service distribution may be made on the first day of the thirteenth month following the Participant's election, or in any of the next four Plan Years, in either a single distribution or in a distribution of an equal number of shares of Company Stock over a designated period (not to exceed five years).

ARTICLE 7

FUNDING AND SHARES

        7.1    The Board may, but shall not be required to, authorize the establishment of a trust by the Employer to serve as the funding vehicle for the benefits described herein. In any event, the Employer's obligations hereunder shall constitute a general, unsecured obligation, payable solely out of its general assets, and no Participant shall have any right to any specific assets of the Employer.

        7.2    Subject to adjustment as described below, the aggregate number of shares of Company Stock that may be issued or transferred under the Plan is 2,500,000 shares. The shares issued under the Plan will be treasury shares that have been reacquired by the Company. If any Rights are forfeited, the shares of Company Stock represented by such Rights shall again be available for purposes of the Plan.

        7.3    If there is any change in the number or kind of shares of Common Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization (including a change in the Company's business structure from a corporation to a limited liability company) or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution the maximum number of shares of Company Stock available for Rights, the number of shares covered by outstanding Rights, the kind of shares issued under the Plan, and the price per share of such Rights may be appropriately adjusted by the Administrator acting on behalf of the Company to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Administrator shall be final, binding and conclusive.

ARTICLE 8

ADMINISTRATION OF THE PLAN AND DISCRETION

        8.1    The Administrator shall have full power and authority to interpret the Plan, to prescribe, amend and rescind any rules, forms and procedures as it deems necessary or appropriate for the proper administration of the Plan and to make any other determinations, including factual determinations, and to take any other such actions as it deems necessary or advisable in carrying out its duties under the Plan. All action taken by the Administrator arising out of, or in connection with, the administration of the Plan or any rules adopted thereunder, shall, in each case, lie within its sole discretion, and shall be final, conclusive and binding upon the Company, the Employer, the Board, all Employees, all Beneficiaries and all other persons and entities having an interest therein.

        8.2    The Administrator shall serve without compensation for services unless otherwise determined by the Board. The Employer shall pay all expenses of administering the Plan except as otherwise determined by the Administrator.

        8.3    The Employer shall indemnify and hold harmless the Administrator from any and all claims, losses, damages, expenses (including counsel fees) and liability (including any amounts paid in settlement of any claim or any other matter with the consent of the Board) arising from any act or omission of such member, except when the same is due to gross negligence or willful misconduct.

        8.4    Any decisions, actions or interpretations to be made under the Plan by the CEO, the Company, the Employer, the Board, or the Administrator acting on behalf of the Company, shall be made in its respective sole discretion, not as a fiduciary and need not be uniformly applied to similarly situated individuals and shall be final, binding and conclusive on all persons interested in the Plan and a Participant's Rights Agreement shall constitute that Participant's acknowledgement and acceptance of this authority and discretion.

        8.5    Nothing contained in this Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company, the Employer or the Board and any Participant or any other person. To the extent that any person acquires a right to receive payment from the Employer hereunder, such right shall be no greater than the right of any unsecured general creditor of the Employer.

ARTICLE 9

MISCELLANEOUS

        9.1    Amendment and Termination.    The Plan may be amended, suspended, discontinued or terminated at any time by the Board; provided, however, that no such amendment, suspension, discontinuance or termination shall reduce or in any manner adversely affect the rights of any Participant with respect to benefits that are payable or may become payable under the Plan based upon the balance of the Participant's vested benefit as of the effective date of such amendment, suspension, discontinuance or termination.

        9.2    Claims Procedure.

          (a)  Claim. A person who believes that he is being denied a benefit to which he is entitled under the Plan (hereinafter referred to as a "Claimant") may file a written request for such benefit with the Administrator, setting forth the claim.

          (b)  Claim Decision. Upon receipt of a claim, the Administrator shall advise the Claimant that a reply will be forthcoming within ninety days and shall, in fact, deliver such reply within such period. The Administrator may, however, extend the reply period for an additional ninety days for reasonable cause.

        If the claim is denied in whole or in part, the Claimant shall be provided a written opinion, using language calculated to be understood by the Claimant, setting forth:

            (i)    The specific reason or reasons for such denial;

            (ii)  The specific reference to relevant provisions of the Plan on which such denial is based;

            (iii)  A description of any additional material or information necessary for the Claimant to perfect his claim and an explanation why such material or such information is necessary;

            (iv)  Appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review;

            (v)  The time limits for requesting a review under subsection (c) and for review under subsection (d) hereof; and

            (vi)  the Participant's right to bring an action for benefits under Section 502 of ERISA.

          (c)  Request for Review. Within sixty days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Administrator review the determination of the Administrator. The Claimant or his duly authorized representative may, but need not, review the relevant documents and submit issues and comment in writing for consideration by the Administrator. If the Claimant does not request a review of the initial determination within such sixty-day period, the Claimant shall be barred and estopped from challenging the determination.

          (d)  Review of Decision. Within sixty days after the Administrator's receipt of a request for review, it will review the initial determination. After considering all materials presented by the Claimant, the Administrator will render a written opinion, written in a manner calculated so as to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the relevant provisions of the Planon which the decision is based. If special circumstances require that the sixty day time period be extended, the Administrator will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty days after receipt of the request for review.

        9.3    Designation of Beneficiary.    Each Participant may designate a Beneficiary or Beneficiaries (which Beneficiary may be an entity other than a natural person), and a contingent Beneficiary or contingent Beneficiaries, to receive any payments that may be made following the Participant's death. Such designation may be changed or canceled at any time without the consent of any such Beneficiary. Any such designation, change or cancellation must be made in a form approved by the Administrator and shall not become effective until received by the Administrator, or its designee. If no Beneficiary has been named, or the designated Beneficiary or Beneficiaries shall have predeceased the Participant, the Beneficiary shall be the Participant' s estate. If a Participant designates more than one Beneficiary, the interests of such Beneficiaries shall be paid in equal shares, unless the Participant has specifically designated otherwise.

        9.4    Limitation of Participant's Right.    Nothing in this Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Employer, nor shall it interfere with the rights of the Employer to terminate the employment of any Participant and/or to take any personnel action affecting any Participant without regard to the effect which such action may have upon such Participant as a recipient or prospective recipient of benefits under the Plan. Any amounts payable hereunder shall not be deemed salary or other compensation to a Participant for the purposes of computing benefits to which the Participant may be entitled under any other arrangement established by the Employer for the benefit of its employees.

        9.5    No Limitation on Company Actions.    Nothing contained in the Plan shall be construed to prevent the Company from taking any action that is deemed by it to be appropriate or in its best interest. No Participant, Beneficiary, or other person shall have any claim against the Company or the Employer as a result of such action.

        9.6    Nonalienation of Benefits.    Except as expressly provided herein, no Participant or Beneficiary shall have the power or right to transfer (otherwise than by will or the laws of descent and distribution), alienate, or otherwise encumber the Participant's interest under the Plan. The Employer's obligations under this Plan are not assignable or transferable except to (a) any corporation or partnership that acquires all or substantially all of the Employer's assets or (b) any corporation or partnership into which the Employer may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and the Participant's Beneficiaries, heirs, executors, administrators or successors in interest.

        9.7    Withholding Taxes.    The Employer may make such provisions and take such action as it may deem necessary or appropriate for the withholding of any taxes which the Employer is required by any law or regulation of any governmental authority, whether Federal, state or local, at the minimum required level, to withhold in connection with any benefits under the Plan, including, but not limited to, the withholding of appropriate sums from any amount otherwise payable to the Participant (or his Beneficiary). Each Participant, however, shall be responsible for the payment of all individual tax liabilities relating to any such benefits.

        9.8    Unfunded Status of Plan.    The Plan is intended to constitute an "unfunded" plan of deferred compensation for Participants. Benefits payable hereunder shall be payable out of the general assets of the Employer, and no segregation of any assets whatsoever for such benefits shall be made. Notwithstanding any segregation of assets or transfer to a grantor trust, with respect to any payments not yet made to a Participant, nothing contained herein shall give any such Participant any rights to assets that are greater than those of a general creditor of the Employer. In the event that the Board determines that a Change of Control is imminent, the Board shall cause the Company to create and fund a grantor trust of the Company that shall serve as the vehicle for paying all benefits due under the Plan and the number of shares of Company Stock contributed by the Company shall be that number of shares the Board determines would then due if the Plan were to terminate and all benefits were then to be paid in a single distribution. If a Change of Control shall not have occurred within six months of such contribution by the Company, the Board may adopt a resolution to the effect that a Change of Control is not imminent and, in that event, up to all shares contributed to the Trust and all earnings thereon, shall be redistributed to the Company at the direction of the Board.

        9.9    Severability.    If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

        9.10    Governing Law.    The Plan shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to the principles of conflict of laws.

        9.12    Headings.    Headings are inserted in this Plan for convenience of reference only and are to be ignored in the construction of the provisions of the Plan.

        9.13    Gender, Singular and Plural.    All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may read as the plural and the plural as the singular.

        9.14    Notice.    Any notice or filing required or permitted to be given to the Administrator under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the Human Resources Department, 3930 Howard Hughes Parkway, Las Vegas, Nevada 89109, Attention: Senior Vice President—Human Resources, or to such other entity as the Administrator may designate from time to time. Such notice shall be deemed given as to the date of delivery, or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

###

SCHEDULE A

Participant	Rights Credited	Date

PARK PLACE ENTERTAINMENT CORPORATION

        SUPPLEMENTAL RETENTION PLAN

RIGHTS AGREEMENT

        The undersigned Participant has been granted Rights pursuant to the Park Place Entertainment Corporation Supplemental Retention Plan (the "Plan"). Park Place Entertainment Corporation (the "Company") has credited the Participant's Account with the amount of Rights as an inducement for the Participant to promote the best interests of the Company and its shareholders and provide the Participant with certain additional benefits. The Company has appointed the Compensation Committee of the Board of Directors to administer the Plan. A copy of the Plan is attached.

SUMMARY OF RIGHTS

Participant:
Total Number of Rights:
Date of credit:
Vesting Commencement Date:
Vesting Dates:
Fair Market Value of Company Stock On Date of Credit:

        The parties to this Agreement, intending to be legally bound hereby agree as follows:

1.    Grant of Rights.

        Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants to the Participant the number of Rights set forth above. The Rights shall vest according to Paragraph 2 below.

2.    Vesting of Rights.    The Rights shall vest at a rate of twenty percent (20%) of the Rights on each of the first two anniversaries of the date as of which the Rights are initially credited to the Participant's Account, and thirty percent (30%) on each of the two succeeding anniversaries of such initial credit date, in each case if the Participant is employed by, or providing service to, the Employer on such anniversary date. The vesting of the Rights is cumulative and all Rights shall be fully vested on the 4th anniversary as of the date as of which the Rights are initially credited to the Participant's Account, if the Participant continues to be employed by, or provide services to, the Employer through such date. If the vesting percentage produces fractional Rights, the number of Rights that vest on any date shall be rounded down to the nearest whole Right. If the Participant ceases to be employed by, or provide services to the Employer, for any reason except death or Disability, any Rights which have not otherwise vested shall terminate as of the date on which the Participant ceases to be employed by, or provide services to the Employer, determined without regard to any severance or salary continuation plan or program. If the Participant dies or becomes Disabled while still an Employee any Rights that have not otherwise vested shall vest as of the date of the Participant's death or Disability. Upon a Change of Control, as defined in the Plan, any Rights that have not otherwise vested as of the date of the Change of Control shall be fully vested as of such date if you are still employed by or providing services to the Employer through such date.

3.    Rights Subject to Plan Provisions.    This crediting of Rights is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant of the Rights and payment to the Participants are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Company in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) changes in capitalization of the Company and (iii) other requirements of applicable law. The Administrator shall have the authority to interpret and construe the Rights pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

4.    No Employment or Other Rights.    The grant of the Rights shall not confer upon the Participant any right to be retained by or in the employ or service of the Company and shall not interfere in any way with the right of the Company to terminate the Participant's employment or service at any time.

5.    No Shareholder Rights.    Neither the Participant, nor any Beneficiary(ies) in the event of the Participant's death, shall have any of the rights and privileges of a shareholder with respect to the Rights, until certificates for shares of Common Stock have been issued upon the distribution of the Participant's Account.

6.    Assignment and Transfers.    The rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the Right or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Right by notice to the Participant, and the Right and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company's parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Participant's consent.

7.    Applicable Law.    The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

8.    Notice.    Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the Chief Executive Officer at 3930 Howard Hughes Parkway, Las Vegas, NV 89109, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Company, or to such other address as the Participant may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

9.    Acknowledgement.    By signing this Rights Agreement, Participant acknowledges and understands that this award of Rights has been made in conformity with and subject to the terms of the Plan and Participant hereby acknowledges Participant's agreement with the discretionary, administrative provisions and claims procedures, as such terms, provisions and procedures are set forth in the Plan. Participant also hereby acknowledges receipt of a copy of the Plan and the summary of the Plan terms and features.

        [Signature Page Follows]

        IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this Agreement, and the Participant has executed this Agreement, effective as of the Date of Grant.

Attest:	PARK PLACE ENTERTAINMENT CORPORATION
By:
Accepted:
Participant

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  Exhibit 10.38
PARK PLACE ENTERTAINMENT CORPORATION
Supplemental Retention Plan
ARTICLE 1 PURPOSE
ARTICLE 2 DEFINITIONS
ARTICLE 3 ELIGIBILITY
ARTICLE 4 SUPPLEMENTAL BENEFIT
ARTICLE 5 VESTING
ARTICLE 6 DISTRIBUTION OF SUPPLEMENTAL BENEFIT
ARTICLE 7 FUNDING AND SHARES
ARTICLE 8 ADMINISTRATION OF THE PLAN AND DISCRETION
ARTICLE 9 MISCELLANEOUS
SCHEDULE A
PARK PLACE ENTERTAINMENT CORPORATION
SUMMARY OF RIGHTS